Exhibit 10.1
EXECUTION COPY
CEO TRANSITION AGREEMENT
THIS CEO TRANSITION AGREEMENT (this “Agreement”) is entered into by and between Gene Sheridan (“Executive”) and Navitas Semiconductor Corporation (the “Company” and, together with Executive, each a “Party” and collectively the “Parties”), and is effective as of August 22, 2025.
WHEREAS, Executive is the Company’s founding President and Chief Executive Officer, has served the Company in that role, and as a member of the Company’s Board of Directors, with passion and dedication since 2014, and has contributed to the leadership, growth and success of the Company during his tenure;
WHEREAS, the Company and Executive desire to transition Executive’s service with the Company, to provide for an orderly transition of Executive’s responsibilities and to support the successful succession of the Company’s next President and Chief Executive Officer, all on the terms and conditions expressed in this Agreement;
WHEREAS, in order to secure Executive’s willingness to enter into this Agreement and to obtain the benefit of Executive’s performance of his obligations hereunder, the Company has determined, following consideration of all of the facts and circumstances, that it is in the best interests of the Company and its stockholders to provide Executive with certain separation benefits in recognition of his past service, and to encourage and secure Executive’s cooperation in facilitating a smooth leadership transition, and to secure access to Executive’s institutional knowledge and his experience, skills, customer and other industry relationships, among other benefits, during and following the leadership transition; and
WHEREAS, in furtherance of the foregoing, the Company and Executive wish to enter into this Agreement to set forth their respective rights and obligations in connection with Executive’s transition and separation from service as President and Chief Executive Officer;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, the Parties, intending to be legally bound, agree as follows:
1.    Transition.
(a)    Completion of Service. Executive shall transition from the office of President and Chief Executive Officer of the Company, effective as of 11:59 p.m., Pacific Daylight Time, on August 31, 2025 (such time and date, the “Transition Date”). Effective as of the Transition Date, Executive shall have completed his tenure as President and Chief Executive Officer, but Executive shall remain available to provide ongoing support to the Company through and after the transition to the new President and CEO (hereafter, the “CEO”), including without limitation as provided in Section 2, for up to one year following the Transition Date (the “End Date”). Executive shall receive his usual salary and benefits as an employee through the Transition Date. Executive shall continue to serve as a member of the Board of Directors of the Company (the “Board”) until the Transition Date. As of and following the Transition Date, Executive (i) shall cease to be a director, officer or employee of the Company; and (ii) shall not represent directly or indirectly that he is a director, officer, employee or agent of, or advisor to, the Company or any of its affiliates for any purpose, except as expressly authorized in writing by the CEO, which authorization may be granted or withheld in the CEO’s sole discretion. As of and following the Transition Date, Executive is not authorized to act, and shall not act, on behalf of the Company or any of its affiliates for any purpose. Except as otherwise set forth in this Agreement, the Transition Date will be Executive’s employment termination date for all purposes, meaning Executive is not entitled to any further compensation, monies, or other benefits from the Company or any of its affiliates, including coverage under any benefit plans or programs sponsored by the Company or any of its affiliates, as of the Transition Date. All wages and other compensation which Executive is entitled to receive up to and including the Transition Date (including accrued and unpaid paid time off (PTO) benefits) will be paid to Executive on or before the Transition Date. However, no payments or benefits under Section 3 will be made or begin before the Payment Effective Date (defined in Section 7(e)).
(b)    Resignations. Upon the Transition Date, Executive shall be deemed to have automatically resigned from his employment with the Company, from all executive roles and offices occupied by Executive in the Company and any of its affiliates, and from his position on the Board; to evidence the same Executive shall execute concurrently herewith the letter of resignation attached hereto as Exhibit A, which Executive agrees shall be irrevocable.

2.    Consideration to the Company. In consideration of the payments and benefits provided to Executive under this Agreement, solely at the request and initiative of the CEO during the period beginning on the Transition Date and ending on the End Date, Executive shall make himself reasonably available to provide such support, cooperation and counsel as the CEO may reasonably request.
(a)    Forms of Support. Without limiting the generality of the foregoing, such support may include, by way of example and without limitation:
(i)    External Relationship Support: participation in, and advocacy on behalf of, the Company in connection with meetings, conference calls or correspondence with customers, suppliers, channel partners, strategic allies, governmental and regulatory contacts, investors, analysts, and other stakeholders whose familiarity with, or confidence in, Executive may enhance the Company’s relationships;
(ii)    Investor and Market Engagement: joining investor-relation-oriented meetings or events, assisting with introductions to existing or prospective investors, providing background perspective on the Company’s historical strategy and performance, and reinforcing the Company’s leadership transition in a manner designed to support market confidence;
(iii)    Industry Presence: attending or supporting selected industry conferences, trade shows, or association events where Executive’s presence, stature, recognition, or endorsement may advance the Company’s relationships, visibility or reputation;
(iv)    Internal Guidance: participating in meetings with Company leadership and personnel, including for purposes of providing historical context on strategy, organizational knowledge, cultural continuity, and introductions across legacy relationships;
(v)    Introductions and Referrals: facilitating introductions or referrals to industry participants, business development contacts, or other relevant constituencies in respect of which Executive has unique connections; and
(vi)    CEO-Focused Counsel: providing general consultation, sounding-board advice, and historical insight to the CEO, from time to time and as reasonably appropriate, in light of Executive’s longstanding knowledge of and relationships with the Company and its constituencies;
provided, however, that (1) any and all such activities shall be undertaken solely at the initiation of, and with the prior consent of, the CEO; and (2) Executive shall have no duty or obligation to undertake, nor shall Executive be expected to undertake, any such actions or activities on his own initiative or in the absence of a specific request from the CEO. In performing his obligations under this Section 2, Executive shall communicate exclusively with, and take direction exclusively from, the CEO (or such other individual as the CEO may designate in writing). For the avoidance of doubt, the Company and Executive agree that Executive shall not be required to perform any obligations in a manner which would result in Executive not incurring a “separation from service” within the meaning of Section 409A of the Internal Revenue Code on the Transition Date.
(b)    Negative Covenants. Executive shall not, directly or indirectly, undertake, initiate, participate in, or provide any action, communication, service, or representation with respect to the Company’s or any of its affiliates’ actual or potential business, operations, personnel, securities, or strategic initiatives, including but not limited to any action or activity of the types described in Section 2(a), except in each case if and to the extent expressly authorized in writing by the CEO. Without limiting the generality of the foregoing, without the CEO’s prior express written consent, Executive shall not:
(i)    initiate or respond to any communication regarding the Company or any affiliate with any customer, supplier, vendor, distributor, business partner, consultant, service provider, competitor, regulator, exchange official, governmental authority, investor, analyst, banker, creditor, rating agency, or other industry participant, whether on a solicited or unsolicited basis;

(ii)    disclose, transmit, or comment upon any information concerning the Company or any affiliate, its business plans, operations, personnel, financial condition, or prospects in any form or forum, including without limitation emails, industry discussions, social media, investor communications, or public statements;
(iii)    attend, speak at, or otherwise participate in any trade association, industry event, conference, or meeting on behalf of, or identified with, the Company or any affiliate;
(iv)    communicate directly with any member of the Company’s Board of Directors regarding Company matters except as required by law, and then only after providing notice to the CEO to the extent permitted by law;
(v)    engage with, or correspond with, the press, analysts, investors, or any other member of the media or financial community concerning the Company or any affiliate;
(vi)    communicate with any employee of the Company or any of its affiliates regarding Company business, strategies, operations, or personnel matters, except as expressly directed by the CEO, it being understood that Executive shall have no supervisory, managerial, or advisory role with respect to any Company employee absent authorization of the CEO;
(vii)    use, hold out, or permit others to hold out Executive’s relationship with the Company, title, or authority in a manner that could suggest actual or apparent authority to act for or bind the Company or any affiliate; or
(viii)    initiate, conduct, or participate in any discussion, negotiation, or correspondence on behalf of the Company or any affiliate with any third party of any nature.
If Executive receives any written or oral inquiry, approach or other communication relating to the Company or any affiliate or any of their businesses, from any person or entity identified above, Executive shall promptly notify the CEO, refrain from taking any independent action, and refer such matter solely to the CEO. Executive shall not disclose the existence, content or subject matter of any such communication to any other employee, officer, or director of the Company absent prior CEO consent. Nothing herein shall be construed to limit Executive’s rights to engage in legally protected activity, including communications with governmental or regulatory authorities as authorized by applicable law.
(c)    Nature of Consideration. The Parties acknowledge and agree that the payments and benefits provided to Executive by the Company pursuant to this Agreement are not intended to constitute compensation for services on a measurable or quantifiable basis (e.g. an hourly or otherwise ratable basis). Rather, such payments and benefits reflect the unique and continuing value to the Company of Executive’s reputation in the industry, public recognition and association with the Company and its brands, professional stature, and the goodwill associated with Executive; the longstanding basis and strength of Executive’s relationships with customers, suppliers, investors, employees and other stakeholders; Executive’s deep and specialized institutional knowledge of the Company and its products, technologies and business; Executive’s continuing willingness for the Company to avail itself of these non-measurable but valuable attributes stemming from the Company’s association with Executive; and Executive’s availability, at the Company’s request, to lend cooperation, perspective and counsel, for the benefit of the Company, through such means as are set forth in Section 2(a), all of which are beneficial to facilitate a positive and orderly transition of leadership, preserve and strengthen important business relationships, and support the long-term success of the Company following the Transition Date.
(d)    Exclusivity of Compensation. The consideration provided under this Agreement shall be the sole and exclusive compensation for Executive’s performance of his obligations hereunder, provided that Executive will be reimbursed for reasonable business expenses to the extent such expenses are incurred in connection with the performance of Executive’s obligations and provided, further, that such expenses are expressly and specifically approved in advance by the CEO.

(e)    Confidential Information. Executive may be provided with confidential and/or proprietary information of the Company in the course of performing obligations hereunder and agrees that, notwithstanding the end of his employment, he shall be bound to treat any confidential and/or proprietary information of the Company that he may learn in the course of such performance as strictly confidential in accordance with the terms set forth in the Employment Agreement between the Company and Executive dated as of May 6, 2021 (the “Employment Agreement”).
(f)    Remedies for Breach. Notwithstanding Sections 18 or 19 and without limiting the generality of Section 20, Executive consents and agrees that, in the event of a breach or threatened breach by Executive of Section 2(b), money damages may not afford an adequate remedy and the Company shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction. Further, if Executive fails to comply with the terms of Section 2(b), the Company may, in addition to any other available remedies, reclaim any amounts paid to Executive under the provisions of this Agreement and terminate any payments that are later due under this Agreement, without waiving the releases provided in it (including the Supplemental Release).
3.    Consideration to Executive. In consideration for the agreements of Executive set forth herein, including the waivers provided under Section 7 and Exhibit B, and Executive’s willingness to enter into this Agreement and support the transition to a new President and CEO, including with respect to his resignation from the Board, and subject to the other terms and conditions herein, the Company shall provide Executive with a series of transition payments in the total gross amount of Two Million Four Hundred Thousand Dollars ($2,400,000), less required withholdings and deductions (if any), in equal installments on the Company’s regular payroll dates over the course of the period beginning on the Transition Date and concluding on the last regular payroll date in August, 2026; provided, however, that the transition payments shall be subject to adjustment as provided in Section 7(b)(v) if (a) Executive revokes the release of ADEA Claims as provided in Section 7(b); or (b) Executive fails to execute and timely deliver the Supplemental Release; or (c) Executive executes and timely delivers the Supplemental Release and later timely revokes the release of ADEA Claims contained therein; and provided, further, that the first such payment shall be made on the first administratively practicable payroll date following the Payment Effective Date and shall include all amounts payable during the period after the Transition Date through the date of such first payment.
4.    Unconditional Obligations. The Company and Executive acknowledge that, regardless of whether the Payment Effective Date occurs, Executive shall be paid his salary through the Transition Date and he shall be entitled to reimbursement of any reasonable business expenses incurred through the Transition Date, if any, that shall be submitted and paid in accordance with the Company’s business expense reimbursement policies, together with payment of accrued but unused vacation. Executive further acknowledges that he shall receive notice under separate cover concerning his right to continue his insurance coverage pursuant to COBRA and that he is solely responsible for electing or declining such coverage and, subject to Section 3, paying the applicable premiums to secure such coverage. Executive acknowledges that, so long as he is a member of the Board, he continues to owe fiduciary duties to the Company and must conform his conduct to all applicable Company policies as to which he has notice in writing.
5.    Affirmation by Employee. Executive affirms that as of the date of this Agreement, he has been paid and/or has received all leave (paid or unpaid); compensation, wages, bonuses, and/or commissions, including for all hours of work, including any and all overtime hours worked; and/or benefits to which he may be entitled, and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in this Agreement. Executive further affirms that he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave to which Executive was entitled under the Family and Medical Leave Act or related state or local laws. Executive further affirms that he has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud. Executive further affirms that he has not raised any Claim (as defined in Section 7(a)) the factual foundation for which involves discrimination.
6.    No Initiated Claims. Executive represents that he has not filed any Claims or charges against the Company or any affiliate with any court or with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further represents he has not assigned to any third party the right to bring a Claim or charge against the Company with any Governmental Agencies or court. Executive waives any right to recover damages from any Claims or litigation asserted by any third party as consideration for the pay and other benefits provided in this Agreement. Nothing in this Agreement shall be construed to prohibit Executive from filing a charge with or participating in any investigation or proceeding conducted by any Government Agencies, including providing documents or other information without notice to The Company. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies. As of the date of this Agreement, the Company has not initiated any Claims against Executive and, based on the facts known to the Company’s Board, does not have any present intention to initiate any such Claims.
7.    Releases and Waivers of Claims.
(a)    General Release. In consideration for the benefits provided to Executive under Section 3, Executive and Executive’s heirs, executors, representatives, administrators, agents, insurers and assigns (collectively, “Releasors”) irrevocably and unconditionally fully and forever waive, release, acquit and discharge the Company, its past, present and future parents, subsidiaries, affiliates and each of their respective present and former employees, officers, directors, owners, stockholders, agents, successors and assigns, individually and in their official capacities (collectively referred to as the “Employer Group” or alternatively as the “Released Parties”), from any and all claims, demands, actions, causes of action, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to (i) Executive’s employment with any member of the Employer Group, including without limitation his separation from employment as provided herein and otherwise, whether characterized as a resignation or termination of employment without cause; (ii) Executive’s service as a member of the Board, including without limitation in connection with Executive’s resignation as a member of the Board as provided herein; and (iii) Executive’s ownership, purchase or acquisition, or sale or disposition of any securities of the Company, including shares of common stock or any equity awards granted to Executive by the Company; in each case under clauses (i), (ii) and (iii) by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter from the beginning of time up to and including the time Executive signs and returns this Agreement to the Company, including but not limited to:
(i)    any and all Claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective Claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the California Fair Employment and Housing Act (FEHA), the California Labor Code, the California Constitution, the California Family Rights Act (CFRA), the California Consumer Privacy Act (CCPA), the Delaware General Corporation Law, the Securities Act of 1933, and the Securities Exchange Act of 1934, all including any amendments and their respective implementing regulations, and any other federal, state, local or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(ii)    any and all Claims arising under tort, contract, and quasi-contract law, including but not limited to Claims of breach of an express or implied contract (including without limitation your Employment Agreement and the Severance Plan), wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with contract or prospective business advantage, breach of the implied covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness, breach of fiduciary duty, or any other harm;

(iii)    any and all Claims for compensation of any type whatsoever, including but not limited to Claims for wages, salary, bonuses, commissions, incentive compensation, vacation, sick pay, and severance that may be legally waived and released;
(iv)    any and all Claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties; and
(v)    indemnification rights of Executive against the Employer Group, except as provided in Section 7(d).
However, this general release and waiver of claims excludes, and Executive does not waive, release, acquit or discharge: (A) Claims that cannot be waived by law, such as Claims for unemployment benefit rights and workers’ compensation; and (B) any right to file an unfair labor practice (ULP) charge under the National Labor Relations Act or participate or assist in proceedings before the National Labor Relations Board (NLRB).
This general release and waiver of claims also excludes, and Executive does not waive, release, acquit or discharge: (AA) the right to file an administrative charge or complaint with, or testify, assist or participate in an investigation, hearing, or proceeding conducted by or before, or provide information to any government agencies about a condition or violation of law; and (BB) the right to seek or receive a monetary award from a government-administered whistleblower award program, except that Executive waives any right to monetary relief related to an administrative charge or complaint with the Equal Employment Opportunity Commission (EEOC), the California Civil Rights Department (CRD), or any state or local fair employment practices agency.
By signing this Agreement, Executive acknowledges and intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied, except to the extent excepted as provided in Section 7(d) below. Executive expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a release of unknown, unsuspected and unanticipated Claims, including California Civil Code Section 1542 as further provided below), if any, as well as those relating to any other Claims hereinabove mentioned or implied. Executive acknowledges and agrees that this release and waiver is an essential and material term of this Agreement and that without such release and waiver the Company would not have agreed to the terms of this Agreement.
(b)    Release of ADEA Claims. In further consideration of the payments provided to Executive under Section 3 of the Agreement, Executive and other Releasors each hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations, whether known or unknown, from the beginning of time through the date Executive executes and delivers this Agreement.
By signing this Agreement, Executive hereby acknowledges and confirms that:
(i)    Executive has read this Section 7(b) in its entirety and understand all of its terms;
(ii)    Executive has been advised to consult with an attorney of his choosing before signing this Agreement;
(iii)    Executive knowingly, freely and voluntarily agrees to all of the terms and conditions set forth in this Agreement;
(iv)    Executive is signing this Agreement in exchange for good and valuable consideration in addition to anything of value to which Executive is otherwise entitled;
(v)    Executive has seven days, after signing and returning this Agreement, to revoke the release in this Section 7(b) by following the instructions in the next sentence, but such revocation will be effective only as to Claims under the ADEA. For such revocation to be effective,

Executive must deliver a written notice of revocation, before the end of the seven-day period, to the Company by email to legalnotices@navitassemi.com or by overnight delivery to Navitas Semiconductor Corporation, 3520 Challenger Street, Torrance, CA 90503-1640, Attention: General Counsel. If Executive timely revokes the waiver and release of ADEA Claims as provided above, then (a) the aggregate of transition payments due to Executive under Section 3 shall be reduced to a total of $1,000,000, which shall be paid to Executive as provided in Section 3 in consideration for the waiver and release of non-ADEA Claims provided under Section 7(a); (b) the remaining payments provided under Section 3, which are provided to Executive in consideration for the waiver and release in this Section 7(b), shall not be provided; and (c) all other provisions of this Agreement, including but not limited to the general waiver and release provided in Section 7(a) hereof (except to the extent that it purports to release ADEA Claims), shall remain in full force and effect; and
(vi)    Executive understands that the waivers and releases in this Agreement do not apply to rights and Claims that may arise after Executive signs this Agreement.
The foregoing notwithstanding, the release in this Section 7(b) includes the waiver and release of any Claims or rights Executive has to receive monetary or other benefits from any proceeding before the Equal Employment Opportunity Commission (EEOC), but do not prohibit or restrict Executive (or Executive’s attorney) from filing a charge with or participating in a proceeding before the EEOC.
(c)    Waiver of California Civil Code Section 1542. This Agreement is intended to be effective as a general release of and bar to all Claims as stated in this Section 7. Accordingly, Releasors specifically waive all rights under California Civil Code Section 1542, which states as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Executive acknowledges and agrees that he may later discover Claims or facts in addition to or different from those which he now knows or believes to exist with regard to the subject matter of this Agreement, and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, Releasors waive any and all Claims that might arise as a result of such different or additional Claims or facts.
(d)    Exceptions. Notwithstanding anything in this Agreement to the contrary, by signing this Agreement Executive does not release, waive, acquit or discharge any rights or Claims Executive may have (i) under COBRA; (ii) to Executive’s currently vested rights under the Company’s benefit plans; (iii) to benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iv) to pursue Claims which by law cannot be waived and/or which may arise after the execution of this Agreement, except to the extent such Claims are waived or released by the Supplemental Release; (v) to his rights to indemnification or advancement from the Company as an officer and/or director, whether pursuant to any agreement or by operation of law, including, without limitation, pursuant to the Employment Agreement, the Certificate of Incorporation, Bylaws, the Indemnification Agreement between Executive and the Company dated as of October 19, 2021, or the Delaware General Corporation Law (including any amendments); (vi) pursuant to any policies of insurance maintained by the Company; (vii) to enforce this Agreement; (viii) pursuant to Claims against other stockholders of the Company unrelated to his employment with the Company or service as a director; and/or (ix) to assert any affirmative defense to a Claim brought by the Company or any Released Party.
(e)    Supplemental Release. The Company’s obligations to provide all of the payments under Section 3 shall be further subject to Executive executing and delivering to the Company the Waiver and Release of Claims in the form provided in Exhibit B attached hereto (the “Supplemental Release”), on or after the Transition Date and within 21 calendar days after the date on which this Agreement (including the Supplemental Release) is first provided to Executive, or if such 21st day is not a business day, not later than the first business day thereafter. In the event Executive fails to execute and deliver the Supplemental Release in accordance with the preceding sentence, then (i) the aggregate of transition payments due to Executive under Section 3 shall be reduced by a total of $500,000, and (ii) all other provisions of the Agreement shall remain valid and in full force and effect. The obligations of the Company to provide any payments set forth in Section 3 (as adjusted pursuant to Section 7(b)(v) or this Section 7(e) of this Agreement or Section 2(e) of the Supplemental Release, as applicable), will become effective on, and not before, the earlier of (x) the eighth (8th) calendar day after the date Executive timely executes and delivers the Supplemental Release as provided above; or (y) if Executive fails to timely execute and deliver the Supplemental Release, the calendar day following the last day on which delivery of the Supplemental Release would be timely (such earlier date, the “Payment Effective Date”).
8.    Knowing and Voluntary Acknowledgment. Executive agrees and acknowledges that:
(a)    Executive has read this Agreement in its entirety and understand all of its terms;
(b)    Executive knowingly, freely, and voluntarily assents to all of this Agreement’s terms and conditions including, without limitation, the waivers, releases, and covenants contained in it;
(c)    Executive is signing this Agreement, including the waivers and releases, in exchange for good and valuable consideration which is in addition to anything of value to which he is otherwise entitled;
(d)    by signing this Agreement, Executive is not waiving or releasing rights or Claims that may arise after he signs this Agreement (it being understood that, if Executive timely executes and delivers the Supplemental Release and the Payment Effective Date occurs, then the scope of the Supplemental Release will include rights and Claims that may arise under the ADEA after the date Executive signs this Agreement and before he signs the Supplemental Release); and
(e)    Executive understands that the waivers and releases in this Agreement are being requested in connection with the termination of his employment from the Employer Group.
9.    No Admissions; Continuation of D&O Coverage. This Agreement shall not be construed as an admission by either the Company, Executive or any Released Parties that they acted wrongfully. It simply reflects the Parties’ desire to end their employment relationship in a business-like fashion. The Company agrees to maintain directors’ and officers’ liability insurance for Executive for a period of at least six years following the Transition Date, in substantially the same form provided for current directors and officers, for any and all Claims that have arisen or may arise out of related in any way to Executive’s employment or service as an officer or director of the Company. The foregoing obligations are in addition to those obligations of the Company pursuant to the Employment Agreement, the Bylaws and the Indemnification Agreement which Executive has not waived or released by this Agreement.
10.    Return of Property. Executive agrees that, within business days after the Transition Date, he shall return all of the Company’s property in his possession, including, without limitation, electronically-stored information or data, reports, customer lists, files, memoranda, records, credit cards, keys, passwords, computers, software, telecommunication equipment, and other physical or personal property that Executive received, prepared, or helped prepare in connection with Executive’s employment; provided, however, that (i) the Company and Executive shall cooperate regarding the protection of Executive’s personal or privileged information stored on Company devices in accordance with existing protocols; and (ii) Executive may retain such Company property as may be agreed between the Company and Executive. Executive agrees that, in the event Executive subsequently discovers any Company property in Executive’s possession, Executive will promptly return such property to the Company. This Section 9 shall supersede and replace Executive’s obligations under the Employment Agreement.
11.    Cooperation. Executive agrees to make himself reasonably available to, and to reasonably cooperate with the Company in, any internal investigation or administrative, regulatory, or judicial inquiry, investigation, proceeding or arbitration. Executive understands and agrees that his cooperation includes, but is not limited to, making himself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over all relevant documents which are or may come into his possession. The term “cooperation” does not mean that Executive must provide information that is favorable to the Company; it means only that Executive will provide truthful information within his knowledge and possession upon request of the Company. Executive understands that, if the Company asks for his cooperation in accordance with this provision, or he is required to participate in an administrative or legal proceeding or arbitration related to matters within the scope of his employment at the Company, the Company will reimburse him for reasonable travel expenses and reasonable compensation for the time and services of Executive, provided that Executive submits to the Company appropriate documentation of such expenses within 60 calendar days after such expenses are incurred (provided that such proceeding was not initiated by Executive and does not otherwise concern any Claims by Executive against the Company or any Released Parties).
12.    Reaffirmation of Confidentiality Obligations; Non-Solicitation of Customers and Employees.
(a)    Confidentiality. Executive reaffirms his obligations under Section 8 of the Employment Agreement and understands that such obligations continue after the Transition Date. The Parties incorporate such obligations into this Agreement as if fully set forth herein and acknowledge that Executive’s breach of those obligations shall constitute a material breach of this Agreement.
(b)    Non-Solicitation. Executive acknowledges and agrees that, during the course of his employment and Board service he has had access to, and during the course of his service as an Advisor he may continue to have access to, valuable Company trade secrets and confidential information. Accordingly, to the fullest extent permitted under California law, Executive shall not, during the 12-month period following the Transition Date, directly or indirectly solicit, induce, or encourage any customer, client, or employee of the Company to cease doing business with the Company or to alter their relationship with the Company for the benefit of Executive or any third party, where such solicitation, inducement or encouragement discloses or may be likely to disclose any of the Company’s trade secrets or confidential information. This provision is intended to apply only to the extent necessary to protect the Company’s legitimate business interests in its confidential and proprietary information and is not intended to restrict lawful competition, hiring, or business activities, provided it is understood that such competition, hiring or activity does not permit, involve or lead to the use or disclosure of the Company’s trade secrets or confidential information. Nothing in this Agreement shall restrain any individual from engaging in a lawful profession, trade, or business in accordance with California Business and Professions Code Section 16600.
(c)    Remedy for Breach. Notwithstanding Sections 18 or 19 and without limiting the generality of Section 20, Executive further agrees that any breach of the obligations in this Section 12 may cause immediate and irreparable harm to the Company and that, as a result, the Company shall be entitled to seek appropriate injunctive relief, in addition to any other legal remedies available as a result such breach. Further, if Executive fails to comply with the terms of Section 12, the Company may, in addition to any other available remedies, reclaim any amounts paid to Executive under the provisions of this Agreement and terminate any payments that are later due under this Agreement, without waiving the releases provided in it (including the Supplemental Release).
13.    Securities Laws Compliance. Executive acknowledges and agrees that, for all transactions in Company shares through the Transition Date, and thereafter to the extent Executive possesses material non-public information about the Company or its securities, Executive shall comply with the Company Insider Trading Policy and applicable securities laws and regulations that impose restrictions on securities trading by insiders.
14.    Intellectual Property. Executive reaffirms his obligations regarding intellectual property pursuant to Section 8 of the Employment Agreement, and represents and warrants that he has not breached the same.
15.    Non-Disparagement. Subject to the exceptions set forth in Section 16 of this Agreement, Executive agrees that he will not make any statement to any third party that is intended to or is reasonably likely to disparage, slander or otherwise damage the business reputation of the Company or any of the Released Parties, other than statements to any Government Agencies or statements under oath in connection with a legal proceeding or other compulsory legal process. The Company agrees that it shall not issue any statement on behalf of the Company concerning Executive that is intended to or are reasonably likely to disparage, slander or otherwise damage the business reputation of Executive, except to the extent required by law.
16.    Exceptions. Executive acknowledges and agrees that nothing in this Agreement or in any agreement between him and the Company prohibits or limits him (or his attorney) from initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before the Securities and Exchange Commission (SEC), the Department of Justice, any regulatory or self-regulatory organization, or any other governmental, law enforcement, or regulatory authority, regarding this Agreement and its underlying facts and circumstances, or any reporting of, investigation into, or proceeding regarding suspected violations of law, and that he is not required to advise or seek permission from the Company before engaging in any such activity. Executive further acknowledges that, in connection with any such activity, he must inform such authority of the confidential nature of any confidential information that he provides, and that he is not permitted to disclose any information that is protected by the attorney-client privilege or any other privilege belonging to the Company, as the Company does not waive and intends to preserve such privileges. Executive is hereby notified that, pursuant to federal law (the Defend Trade Secrets Act), an individual, shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is (i) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or (ii) made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal.
17.    Voluntary Agreement. Executive acknowledges that Executive is signing this Agreement voluntarily after having read all the contents of this Agreement and has had the opportunity to consult with and be represented by Executive’s attorney. Executive further acknowledges that Executive understands the terms and conditions of this Agreement.
18.    Governing Law, Jurisdiction and Venue. This Agreement and all matters arising out of or relating to this Agreement and Executive’s employment or termination of employment, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of the State of California (including its statutes of limitations) without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Subject to Sections 19 and 20, (a) any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the County of Los Angeles, California; and (b) the Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.
19.    Arbitration/Waiver of Jury Trial. Subject to Section 20, the Parties agree that any dispute, controversy or Claim arising out of or related to Executive’s employment with the Employer Group, his separation from the Company or termination of his employment, this Agreement (including the arbitration agreement set forth in this paragraph), or any alleged breach of this Agreement, shall be governed by the Federal Arbitration Act (FAA) and submitted to and decided by binding arbitration in Los Angeles County, California, before a single arbitrator. Arbitration shall be administered before JAMS (https://www.jamsadr.com/) in accordance with its rules for employment arbitration, except as modified by this Agreement. A copy of the JAMS employment arbitration rules is available online at https://www.jamsadr.com/rules-employment-arbitration/ or from the Human Resources Department of the Company. The Company will pay the arbitrator’s fees and arbitration expenses and any other costs unique to the arbitration hearing. Discovery in any arbitration proceeding shall be conducted according to the JAMS rules. Any arbitral award determination shall be final and binding on the parties and may be entered as a judgment in a court of competent jurisdiction. Nothing in this Agreement shall prevent either Executive or any member of the Employer Group from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. This agreement to arbitrate is freely negotiated between Executive and the Company and is mutually entered into between the Parties.
BY ENTERING INTO THIS AGREEMENT, THE PARTIES ARE WAIVING ALL RIGHTS TO HAVE THEIR DISPUTES HEARD OR DECIDED BY A JURY OR IN A COURT TRIAL.
________ By initialing here, Executive acknowledges that he has read and agrees with the arbitration provision set forth in this Section 19.
20.    Remedies. Notwithstanding Sections 18 or 19, Executive consents and agrees that, in the event of a breach or threatened breach by Executive of Sections 11, 12, 13, 14 or 15, money damages may not afford an adequate remedy and the Company shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief. If Executive fails to comply with any of the terms of this Agreement or post-employment obligations contained in it, the Company may, in addition to any other available remedies, reclaim any amounts paid to Executive under the provisions of this Agreement and terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it (including, if the Payment Effective Date has occurred, the Supplemental Release). The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of this Agreement.
21.    Section 409A. The Company makes no representations or warranties to Executive with respect to any tax, economic or legal consequences of this Agreement or any payments or other benefits provided hereunder, including without limitation under Code Section 409A, and no provision of the Agreement shall be interpreted or construed to transfer any liability for failure to comply with Code Section 409A from Executive or any other individual to the Company or any of its affiliates.  Executive, by executing this Agreement, shall be deemed to have waived any Claim against the Company and its affiliates with respect to any such tax, economic or legal consequences.  However, the parties intend that this Agreement and the payments and other benefits provided hereunder be exempt from the requirements of Code Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the involuntary separation pay plan exception described in Treasury Regulation Section 1.409A-1(b)(9)(iii), or otherwise.  To the extent Code Section 409A is applicable to this Agreement (and such payments and benefits), the parties intend that this Agreement (and such payments and benefits) comply with the deferral, payout and other limitations and restrictions imposed under Code Section 409A.  Notwithstanding any provision of this Agreement to the contrary, this Agreement shall be interpreted, operated and administered in a manner consistent with such intentions.  Without limiting the generality of the foregoing, and notwithstanding any provision of this Agreement to the contrary, with respect to any payments and benefits under this Agreement to which Code Section 409A applies, all references in this Agreement to the end of Executive’s employment are intended to mean Executive’s “separation from service,” within the meaning of Code Section 409A(a)(2)(A)(i).  In addition, if Executive is a “specified employee,” within the meaning of Code Section 409A(a)(2)(B)(i), at the time of his “separation from service,” within the meaning of Code Section 409A(a)(2)(A)(i), then to the extent necessary to avoid subjecting Executive to the imposition of any additional tax under Code Section 409A, amounts that would otherwise be payable under this Agreement during the six-month period immediately following Executive’s “separation from service,” shall not be paid to Executive during such period, but shall instead be accumulated and paid to Executive (or, in the event of Executive’s death, Executive’s estate) in a lump sum on the first business day following the date that is six months after Executive’s separation from service.  Moreover, the parties intend that this Agreement be deemed to be amended to the extent necessary to comply with the requirements of Code Section 409A and to avoid or mitigate the imposition of additional taxes under Code Section 409A, while preserving to the maximum extent possible the essential economics of Executive’s rights under the Agreement.
22.    Severability. If any portion of this Agreement is held to be invalid or unenforceable for any reason, the remaining covenants shall remain in full force and effect to the maximum extent permitted by law.
23.    Complete Agreement. This Agreement represents and contains the entire understanding between the Parties in connection with its subject matter. Executive acknowledges that in signing this Agreement, Executive has not relied upon any representation or statement not set forth in this Agreement made by the Company or any of its representatives. The Company makes no representations regarding its relationship with or obligations to Executive, or as to the tax consequences of Employee’s entering into this Agreement. Employee expressly agrees that the Company shall have no liability to him for any tax or penalty imposed on him by or as a result of this Agreement. This Agreement supersedes any prior written or oral agreements or understandings.
24.    Modification. This Agreement may not be modified or discharged, in whole or in part, and no provision hereof may be waived, except in writing. No waiver of any provision on a particular occasion will affect the enforceability of such provision on subsequent occasions, and no waiver of any particular provision will affect the enforceability of any other provision.
25.    Execution. This Agreement may be executed in separate counterparts, which taken together shall be deemed to constitute one and the same instrument. This Agreement may be signed and delivered electronically (including by the exchange of scanned copies of manually signed signature pages), and any such electronically signed and delivered counterpart shall be deemed to have the same legal effect as an original of the same counterpart which is manually signed and personally delivered.

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date first set forth above.

THE COMPANY:

NAVITAS SEMICONDUCTOR CORPORATION

By:  /s/ Richard J. Hendrix
    Richard J. Hendrix
    Chairman of the Board of Directors

EXECUTIVE:

/s/ Gene Sheridan
Gene Sheridan
Signature Page to CEO Transition Agreement

EXHIBIT A

Letter of Resignation

Board of Directors
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, CA 90503

Re: Irrevocable Resignation from Officer and Director Positions

Dear Members of the Board of Directors:

This letter of resignation is provided concurrently with my execution and delivery of that certain CEO Transition Agreement, dated as of the date hereof (the “Agreement”), by and between the undersigned and Navitas Semiconductor Corporation (the “Company”), pursuant to Section 1 of the Agreement.

I hereby irrevocably resign from my position as President and Chief Executive Officer of the Company and from my position as a member of the Board of Directors of the Company, together with any and all other officer, director or other positions I may hold with the Company or any of its subsidiaries, in each case effective as of 11:59 p.m., Pacific Daylight Time, on August 31, 2025.

This resignation is unconditional, irrevocable, and not subject to rescission.

I confirm that my resignation from the Board of Directors is not due to any disagreement with the Company, its management, its Board of Directors, or its auditors on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/ Gene Sheridan            August 24, 2025
                Gene Sheridan            Date:

EXECUTION COPY
EXHIBIT B
SUPPLEMENTAL WAIVER AND RELEASE OF CLAIMS
This Supplemental Waiver and Release of Claims (this “Supplemental Release”) is provided pursuant to Section 7(e) of that certain CEO Transition Agreement, dated as of August 22, 2025 (the “Agreement”), by and between Gene Sheridan (“Executive”) and Navitas Semiconductor Corporation (the “Company”). Capitalized terms used and not otherwise defined in this Supplemental Release have the meanings given in the Agreement. By signing this Supplemental Release, Executive agrees to extend the waivers and releases of claims in the Agreement to any and all Claims against the Employer Group arising during the period after Executive’s execution of the Agreement through Executive’s execution of this Supplemental Release. This Supplemental Release does not otherwise modify or supersede the provisions of the Agreement.
    This Supplemental Release will not be effective unless it is signed and returned on or after the Transition Date and before 5:00 p.m. Pacific Time on September 11, 2025.
    Capitalized terms used and not otherwise defined in this Supplemental Release have the same meanings as defined in the Agreement, and those definitions are incorporated by reference.
1.    General Release. In further consideration for the benefits provided to Executive under Section 3 of the Agreement, Releasors irrevocably and unconditionally fully and forever waive, release, acquit and discharge the Released Parties from any and all Claims that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to (i) Executive’s employment with any member of the Employer Group, including without limitation his separation from employment as provided herein and otherwise, whether characterized as a resignation or termination of employment without cause; (ii) Executive’s service as a member of the Board, including without limitation in connection with Executive’s resignation as a member of the Board as provided herein; and (iii) Executive’s ownership, purchase or acquisition, or sale or disposition of any securities of the Company, including shares of common stock or any equity awards granted to Executive by the Company; in each case under clauses (i), (ii) and (iii) by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter arising after Executive’s execution of the Agreement up to and including the time Executive signs and returns this Supplemental Release to the Company, including but not limited to:
(a)    any and all Claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective Claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the California Fair Employment and Housing Act (FEHA), the California Labor Code, the California Constitution, the California Family Rights Act (CFRA), the California Consumer Privacy Act (CCPA), the Delaware General Corporation Law, the Securities Act of 1933, and the Securities Exchange Act of 1934, all including any amendments and their respective implementing regulations, and any other federal, state, local or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(b)    any and all Claims arising under tort, contract, and quasi-contract law, including but not limited to Claims of breach of an express or implied contract (including without limitation your Employment Agreement and the Severance Plan), wrongful or retaliatory discharge, fraud, defamation, negligent or intentional infliction of emotional distress, tortious interference with contract or prospective business advantage, breach of the implied covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness, breach of fiduciary duty, or any other harm;
(c)    any and all Claims for compensation of any type whatsoever, including but not limited to Claims for wages, salary, bonuses, commissions, incentive compensation, vacation, sick pay, and severance that may be legally waived and released;
(d)    any and all Claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties; and
(e)    indemnification rights of Executive against the Employer Group, except as provided in Section 7(d) of the Agreement.
However, this general release and waiver of claims excludes, and Executive does not waive, release, acquit or discharge: (A) Claims that cannot be waived by law, such as Claims for unemployment benefit rights and workers’ compensation; and (B) any right to file an unfair labor practice (ULP) charge under the National Labor Relations Act or participate or assist in proceedings before the National Labor Relations Board (NLRB).
This general release and waiver of claims also excludes, and Executive does not waive, release, acquit or discharge: (AA) the right to file an administrative charge or complaint with, or testify, assist or participate in an investigation, hearing, or proceeding conducted by or before, or provide information to any government agencies about a condition or violation of law; and (BB) the right to seek or receive a monetary award from a government-administered whistleblower award program, except that Executive waives any right to monetary relief related to an administrative charge or complaint with the Equal Employment Opportunity Commission (EEOC), the California Civil Rights Department (CRD), or any state or local fair employment practices agency.
By signing this Supplemental Release, Executive acknowledges and intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied, except to the extent excepted as provided in Section 7(d) of the Agreement. Executive expressly consents that this Supplemental Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a release of unknown, unsuspected and unanticipated Claims, including California Civil Code Section 1542 as further provided below), if any, as well as those relating to any other Claims hereinabove mentioned or implied. Executive acknowledges and agrees that this release and waiver is an essential and material term of this Agreement and that without such release and waiver the Company would not have agreed to the terms of this Agreement.
2.    Release of ADEA Claims. In further consideration of the payments provided to Executive under Section 3 of the Agreement, Executive and other Releasors each hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations, whether known or unknown, arising after Executive’s execution of the Agreement up to and including the time Executive signs and returns this Supplemental Release to the Company. By signing this Supplemental Release, Executive hereby acknowledges and confirms that:
(a)    Executive has read this Section 2 in its entirety and understand all of its terms;
(b)    Executive has been advised to consult with an attorney of his choosing before signing this Supplemental Release;
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(c)    Executive knowingly, freely and voluntarily agrees to all of the terms and conditions set forth in this Supplemental Release;
(d)    Executive is signing this Supplemental Release in exchange for good and valuable consideration in addition to anything of value to which Executive is otherwise entitled;
(e)    Executive has seven days, after signing and returning this Supplemental Release, to revoke the release in this Section 2 by following the instructions in the next sentence, but such revocation will be effective only as to Claims under the ADEA. For such revocation to be effective, Executive must deliver a written notice of revocation, before the end of the seven-day period, to the Company by email to legalnotices@navitassemi.com or by overnight delivery to Navitas Semiconductor Corporation, 3520 Challenger Street, Torrance, CA 90503-1640, Attention: General Counsel. If Executive timely revokes the waiver and release of ADEA Claims as provided above, then (a) the aggregate of transition payments due to Executive under Section 3 of the Agreement (as it may have already been adjusted) shall be reduced by a total of $500,000; and (b) all other provisions of this Supplemental Release and the Agreement, including but not limited to the general waiver and release provided in Section 1 hereof (except to the extent that it purports to release ADEA Claims), shall remain in full force and effect; and
(f)    Executive understands that the waivers and releases in this Supplemental Release do not apply to rights and Claims that may arise after Executive signs this Supplemental Release.
The foregoing notwithstanding, the release in this Section 2 includes the waiver and release of any Claims or rights Executive has to receive monetary or other benefits from any proceeding before the Equal Employment Opportunity Commission (EEOC), but do not prohibit or restrict Executive (or Executive’s attorney) from filing a charge with or participating in a proceeding before the EEOC.
(b)    Waiver of California Civil Code Section 1542. This Supplemental Release is intended to be effective as a general release of and bar to all Claims as stated in this Section 7. Accordingly, Releasors specifically waive all rights under California Civil Code Section 1542, which states as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Executive acknowledges and agrees that he may later discover Claims or facts in addition to or different from those which he now knows or believes to exist with regard to the subject matter of this Supplemental Release, and which, if known or suspected at the time of executing this Supplemental Release, may have materially affected its terms. Nevertheless, Releasors waive any and all Claims that might arise as a result of such different or additional Claims or facts.
(c)    Exceptions. Notwithstanding anything in this Supplemental Release to the contrary, by signing this Supplemental Release Executive does not release, waive, acquit or discharge any rights or Claims Executive may have (i) under COBRA; (ii) to Executive’s currently vested rights under the Company’s benefit plans; (iii) to benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iv) to pursue Claims which by law cannot be waived and/or which may arise after the execution of this Supplemental Release, except to the extent such Claims are waived or released by the Supplemental Release; (v) to his rights to indemnification or advancement from the Company as an officer and/or director, whether pursuant to any agreement or by operation of law, including, without limitation, pursuant to the Employment Agreement, the Certificate of Incorporation, Bylaws, the Indemnification Agreement between Executive and the Company dated as of October 19, 2021, or the Delaware General Corporation Law (including any amendments); (vi) pursuant to any policies of insurance maintained by the Company; (vii) to enforce this Supplemental Release; (viii) pursuant to Claims against other stockholders of the Company unrelated to his employment with the Company; and/or (ix) to assert any affirmative defense to a Claim brought by the Company or any Released Party.
B-3

IN WITNESS WHEREOF, Executive has executed and delivered this Supplemental Release as of the date set forth below.

________________________    __________
Gene Sheridan            Date

Signature Page to Supplemental Release